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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15 (d)
                       OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported) August 26, 1998


                               C. BREWER HOMES, INC.
               (Exact name of registrant as specified in its charter)



         DELAWARE                    0-22948                 99-0145055
------------------------------      -----------           -----------------
State or other jurisdiction of      (Commission           (I.R.S. Employer
incorporation or organization)      File Number)         Identification No.)


255-A EAST WAIKO ROAD, WAILUKU, HAWAII                          96793
---------------------------------------                        --------
(Address of Principal Executive Offices)                      (Zip Code)


                                    808-242-6833
                                    ------------
                 Registrants telephone number, including area code


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Item 5.             Other Events

     On August 26, 1998, C. Brewer Homes, Inc. (the "Company") was informed by the Nasdaq Stock Market, Inc. that the Company did not meet the Nasdaq National Market maintenance standards for the market value of the public float of the Company's Class A Common Stock. The Company has been provided until November 24, 1998 to regain compliance with this maintenance standard; otherwise, the Company's Class A Common Stock will be delisted from the Nasdaq National Market effective November 25, 1998.

     The Company is considering certain procedural remedies which could serve to temporarily stay any delisting action. However, there can be no assurance that the Company will regain compliance with this maintenance standard, or that any procedural remedies or other actions the Company may take will result in continued listing of the Class A Common Stock on the Nasdaq National Market. Delisting of the Class A Common Stock could have a material adverse effect on the market price of, and the efficiency of the trading market for, the Company's Class A Common Stock.

     This report contains forward-looking statements regarding future events and future performance of the Company that involve risks and uncertainties that could cause actual results to differ materially. The Company files from time to time with the Securities and Exchange Commission documents, such as Form 10-K, Form 10-Q and Form 8-K reports, which contain a description of certain factors that could cause actual results to differ from current expectations and the forward-looking statements contained in this report.



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                                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               C. BREWER HOMES, INC.
                                    (Registrant)


Date: September 18, 1998       By   /s/ Seth A. Bakes
                                 ----------------------------
                                 SETH A. BAKES
                                 President and Chief Executive Officer






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